FIRST AMENDMENT TO PURCHASE AGREEMENT

      This First Amendment to Purchase Agreement is made as of the ___ day of April, 1995 by and between RREEF America L.L.C., a Delaware limited liability company ("Purchaser") and Lincam Barton Venture ("Seller").

                         W I T N E S S E T H:

      WHEREAS, Seller and Purchaser have entered into that certain Purchase Agreement dated February 17, 1995 (the "Contract") for the purchase and sale of the property known as Barton Creek Landing Apartments (the "Property"), as more particularly described therein;

      WHEREAS, Seller and Purchaser have agreed to various changes to the Contract, as more fully set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Contract as follows:

      1. Purchase Price. The definition of Purchase Price under paragraph 1.3(a) of the contract is hereby amended to read as follows: "Purchase Price. The purchase price for the Property (the Purchase Price) is $14,871,600."

      2. Tax Holdback. At closing, the real estate tax credit to be provided by Seller to Purchaser under the Contract shall be based on $940.99 for each day of Seller's period of ownership during the tax bill period. In addition, Seller shall credit to Purchaser an amount equal to $59.18 for each day of Purchaser's period of ownership during the current tax bill period, which Purchaser shall hold in its operating account until the final real estate tax bill attributable to the current billing period is issued. To the extent the actual tax bill is less than $343,462 and greater than $321,839, within thirty (30) days after receipt of such final tax bill, Purchaser shall pay to Seller an amount equal to Purchaser's share (on a per diem basis) of $343,462 less the greater of (i) the actual amount of such tax bill, or (ii) $321,839.

      3. Confidentiality. The parties hereto agree to keep confidential all matters relating to the Purchase Price (other than on a need-to-know basis), and to obtain agreements from their respective brokers, agents and employees to do the same.

      4. Property Owners Association. At Closing, Seller shall deliver to Purchaser an estoppel letter (in a form reasonably acceptable to Purchaser) from the Wallingwood P.U.D. Owners Association stating the annual amount of assessment due for the Property, that Seller has paid all assessments and other amounts due and owing to date, that no special assessments are being charged or are anticipated, and that neither Seller nor the Property is in violation of the terms of the Declaration of Covenants, Conditions and Restrictions creating such association.

      5. Price Allocation. Seller and Purchaser acknowledge that a portion of the Purchase Price is attributable to personal property to be conveyed. At or prior to closing, Seller and Purchaser shall negotiate in good faith to arrive at an allocation of the Purchase Price between the personal and real property to be conveyed.

      6. Zoning: Inspection Period. Upon full execution and delivery of this First Amendment by Seller and Purchaser, Purchaser hereby approves of the condition of the Property and waives its right to terminate the Contract pursuant to paragraph 2.1 thereof, except with regard to zoning matters. If Purchaser determines, in its sole discretion, that the current zoning for the Property is unsatisfactory to Purchaser, Purchaser may terminate this Contract by giving written notice of termination to Seller on or before April 12, 1995. If Purchaser does not so give such notice of termination, the Contract shall continue in full force and effect.

      7. Severability. If any provision of this Amendment is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; this Amendment shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom.

      8. Continuation of Contract. Other than as amended herein, the Contract shall remain in full force and effect and all capitalized terms herein shall have the same definition as those contained in the Contract. In the event of any conflict between the terms of the Contract and this First Amendment, the provisions of this First Amendment shall govern.

      IN WITNESS WHEREOF, the parties have executed this First Amendment to the Contract as of the date first set forth above.

Seller:                                       Purchaser:

Lincam Barton Venture                         RREEF America L.L.C.,
                                              a Delaware limited
liability company
By:   Lincam Properties Ltd. Series 85

      By:   Lincam Properties, Inc.           By:
            a Delaware corporation,              ___________________________
            general partner                      Title:  Authorized
                                                         Representative


      By: ____________________________
      Title:

      By:   Lincam Associates, Ltd.
            an Illinois limited partnership,
            general partner

      By: ____________________________
      Title: